NEUBERGER BERMAN EQUITY FUNDS

CLASS R3

PLAN PURSUANT TO RULE 12b-1

SCHEDULE A

Class R3 of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

Series	Distribution Fee (as a Percentage of Average Daily Net Assets of Class R3)

Neuberger Berman Genesis Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Large Cap Fund	0.25%
Neuberger Berman Large Cap Disciplined Growth Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%

Series	Service Fee (as a Percentage of Average Daily Net Assets of Class R3)

Neuberger Berman Genesis Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Large Cap Fund	0.25%
Neuberger Berman Large Cap Disciplined Growth Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%

Date: March 22, 2010